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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of The Scotts Company of our reports dated December 5, 2003 relating to the financial statements and financial statement schedule, which appears in The Scotts Company's Annual Report on Form 10-K for the year ended September 30, 2003. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Columbus, Ohio
January 6, 2004